Exhibit 7.2
AGREEMENT OF JOINT FILING
          The parties listed below agree that the Schedule 13D to which this agreement is attached as an exhibit, and all further amendments thereto, shall be filed on behalf of each of them. This Agreement is intended to satisfy Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in any number of counterparts, each of them shall be deemed an original, but all of which together shall constitute one and the same instrument.
Dated March 10, 2008

AIMCO PROPERTIES, L.P.
By:	AIMCO-GP, INC.,
its General Partner

By:	/s/ Derek McCandless
Name:	Derek McCandless
Title:	Senior Vice President and Asst. Secretary

AIMCO-GP, INC.

By:	/s/ Derek McCandless
Name:	Derek McCandless
Title:	Senior Vice President and Asst. Secretary

APARTMENT INVESTMENT AND MANAGEMENT COMPANY

By:	/s/ Derek McCandless
Name:	Derek McCandless
Title:	Senior Vice President and Asst. Secretary

AIMCO/BETHESDA HOLDINGS, INC.

By:	/s/ Derek McCandless
Name:	Derek McCandless
Title:	Senior Vice President and Asst. Secretary